As Filed with the Securities and Exchange Commission on December 29, 2005

                                                     Registration No. 333-121654
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                    WELLS FARGO ASSET SECURITIES CORPORATION
             (Exact name of Registrant as specified in its charter)

        Delaware                                         52-1972128
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             7430 New Technology Way
                            Frederick, Maryland 21703
                                 (301) 846-8881
   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                          Lawrence D. Rubenstein, Esq.
                                 General Counsel
                    Wells Fargo Asset Securities Corporation
                           c/o Wells Fargo Bank, N.A.
                          530 Fifth Avenue, 15th Floor
                            New York, New York 10036
                                 (212) 805-1042
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                               Agent for Service)

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                                   Copies to:

                            Jordan M. Schwartz, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000

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      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

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      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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

                                INTRODUCTORY NOTE

      This post-effective amendment is being filed to update the undertakings in
Part II to include the undertakings required by Securities Offering Reform (Release Nos. 33-8591; 34-52056; File No. S7-38-04) for offerings of securities under the registration statement after December 1, 2005 and the undertakings required by Regulation AB (Release Nos. 33-8518; 34-50905; File No. S7-21-04) for offerings of securities under the registration statement with an initial bona fide offer on and after January 1, 2006.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the certificates being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the registration fees, are estimated.

      SEC Registration Fee                                 $1,059,300.00
      Printing and Engraving Fees                          $  450,000.00
      Legal Fees and Expenses                              $1,350,000.00
      Accounting Fees and Expenses                         $  450,000.00
      Trustee Fees and Expenses (including counsel fees)   $   27,000.00
      Rating Agency Fees                                   $5,400,000.00
      Miscellaneous                                        $        0.00
                                                           -------------
               Total                                       $8,961,300.00
                                                           =============

Item 15. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      The By-laws of Wells Fargo Asset Securities Corporation provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

      The Pooling and Servicing Agreement for each Series of Certificates will provide either that the Registrant and the directors, officers, employees and agents of the Registrant, or that the Master Servicer and the directors, officers, employees and agents of the Master Servicer, will be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense


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

incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

      The directors and officers of the Registrant are covered by a directors' and officers' liability insurance policy maintained by Wells Fargo & Company for the benefit of all of its subsidiaries.

      Any underwriters who execute an underwriting agreement in the form attached as Exhibit 1.1 hereto will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Item 16. Exhibits.

      1.1   Form of Underwriting Agreement.*

      4.1   Form of Pooling and Servicing Agreement.*

      4.2   Form of Indenture.*

      4.3   Form of Servicing Agreement.*

      5.1   Opinion of Cadwalader, Wickersham & Taft LLP.*

      8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters.*

      23.1  Consent of Cadwalader, Wickersham & Taft LLP.*

      24.1  Powers of Attorney.*

      ----------

      *     Previously filed.


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

Item 17. Undertakings.

      (a) Rule 415 Offering.

      The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) except as otherwise provided by Item 512(a) of Regulation
            S-K, to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) except as otherwise provided by Item 512(a) of Regulation
            S-K, to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

                  provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

                  provided further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c));

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

            (4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (i) each prospectus filed by the Registrant pursuant to Rule
            424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

                  (ii) each prospectus required to be filed pursuant to Rule
            424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

            (5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) any preliminary prospectus or prospectus of the
            undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) any free writing prospectus relating to the offering
            prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                  (iii) the portion of any other free writing prospectus
            relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                  (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

      (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

      With respect to series of Certificates issued on or after January 1, 2006, the undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site.

      With respect to series of Certificates issued on or after January 1, 2006, the undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

      (e) Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the requirement that the securities be rated investment grade at the time of sale) and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri on December 29, 2005.

                                        WELLS FARGO ASSET SECURITIES CORPORATION


                                        By:    /s/ Thomas Neary
                                            ------------------------------------
                                            Name:  Thomas Neary
                                            Title: Executive Vice President


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

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Moskowitz, Franklin Codel, Thomas Neary and Douglas K. Johnson, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Form S-3 Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Capacity                       Date
      ---------                       --------                       ----


                         President, Chief Executive Officer,
          *              Secretary and Director                December 29, 2005
----------------------
   David Moskowitz


                         Executive Vice President, Chief
                         Financial Officer and Chief
  /s/ Franklin Codel     Accounting Officer                    December 29, 2005
----------------------
    Franklin Codel


   /s/ Thomas Neary      Executive Vice President              December 29, 2005
----------------------   and Director
     Thomas Neary


          *              Director                              December 29, 2005
----------------------
  Douglas K. Johnson


* By: /s/ Thomas Neary
----------------------
       Thomas Neary
    Attorney-In-Fact(1)

(1) Thomas Neary, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission.

                                  EXHIBIT INDEX

Exhibit
Number

      1.1   Form of Underwriting Agreement.*

      4.1   Form of Pooling and Servicing Agreement.*

      4.2   Form of Indenture.*

      4.3   Form of Servicing Agreement. *

      5.1   Opinion of Cadwalader, Wickersham & Taft LLP.*

      8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters.*

      23.1  Consent of Cadwalader, Wickersham & Taft LLP.*

      24.1  Powers of Attorney.*

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      *     Previously filed.